                                                                    Exhibit 99.2

FOR IMMEDIATE RELEASE

                  IMPATH INC. ANNOUNCES THIRD QUARTER RESULTS
   Record Revenues, Net Income and Case Volume for 19th Consecutive Quarter Revenues and Net Income Increase 51% and 164%, respectively, over 1997 Figures

NEW YORK,  NEW YORK, OCTOBER 26, 1998  -   IMPATH INC. (NASDAQ NM: IMPH) today
announced results for the third quarter and nine months ended September 30, 1998, marking the Company's nineteenth consecutive quarter of record revenues, net income and case volume. During the quarter, the Company completed its acquisition of Medical Registry Services, Inc. ("MRS"). The results that follow have been restated for all periods to include the results of the Company and MRS in accordance with pooling-of-interests accounting.

The Company reported record third quarter revenues of $15,235,000, a 51% increase from the previous year's third quarter revenues of $10,096,000. Net income of $2,221,000 was reported during the third quarter, an increase of 164% compared with 1997 third quarter net income of $840,000. Excluding one-time charges and tax benefits associated with the MRS transaction, IMPATH's net income was $2,290,000 or $.26 per diluted share. In connection with the MRS merger during the third quarter of 1998, the Company incurred a one-time expense for transaction related fees of $750,000 or $.05 per diluted share. In addition, the Company reduced its provision for income taxes in the third quarter by $400,000 or $.04 per diluted share related to a deferred tax asset
recorded as part of the pooling transaction.   This resulted in reported
earnings for the period of $.25 per diluted share, an increase of 93% compared to $.13 for the third quarter of 1997. The Company had approximately 8,766,000 weighted average common and common equivalent shares outstanding during the third quarter of 1998, representing a 37% increase over 6,406,000 weighted average common and common equivalent shares outstanding for the third quarter of 1997.

For the nine months ended September 30, 1998, the Company reported revenues of $42,210,000, a 46% increase over 1997 revenues of $28,952,000, net income of $5,244,000, a 124% increase

                                  - M O R E -
over $2,346,000 for the first nine months of the prior year, and operating income of $5,864,000, a 62% increase over $3,623,000 for the first nine months of 1997. Diluted earnings per share for the nine months ended September 30, 1998 were $.64, a 73% increase over $.37 per share in the comparable period of 1997. The Company had approximately 8,213,000 weighted average common and common equivalent shares outstanding during the first nine months of the year, representing a 29% increase over 6,385,000 weighted average common and common equivalent shares outstanding for the same period in 1997.

Commenting on the results, Dr. Anu D. Saad, President and Chief Executive Officer stated, "We are very pleased to report our 19th consecutive quarter of record revenues, net income and case volume growth. The strength of our core business and our ability to increase penetration of our targeted client base and gain market share are integral to our long-term growth strategy.

"Our three recent acquisitions, Biologic & Immunologic Science Laboratories ("BIS"), MRS and Physician Choice ("PCI") have continued to strengthen our core business and fortify our connection with hospitals and physicians, while enabling us to simultaneously expand our evolving database of more than 400,000 analyzed cases. Our broadened expertise and capabilities in oncology and in providing critical information and sophisticated analyses to biotechnology, pharmaceutical and contract research organizations involved in the development and marketing of new, biologically relevant cancer treatments is another key
component in our strategy.   We remain committed to our goal of being the
definitive resource for cancer information and in assisting those involved in the management of cancer to maximize the outcome for cancer patients."


IMPATH Inc. is a leading source of cancer information and analyses with a database of more than 400,000 analyzed cancer cases to date. IMPATH uses sophisticated technologies to provide patient-specific cancer diagnostic, prognostic and treatment information to more than 4,000 physicians specializing in the treatment of cancer patients, in over 1,650 hospitals and 140 oncology practices.

This press release contains forward-looking statements about IMPATH's projected growth and its plans for expansion. IMPATH's ability to achieve its projected growth is dependent on a variety of factors, many of which are outside of management's control. Some of the most significant factors, alone or in combination, would be the failure to integrate the businesses acquired by IMPATH successfully, unanticipated disagreements with IMPATH's joint venture partners, an unanticipated slowdown in the health care industry (as a result of cost containment measures, changes in governmental regulation or other factors), an unanticipated failure in the commercialization of IMPATH's evolving outcomes-oriented database, or an unanticipated loss of business. Accordingly, there can be no assurances that IMPATH will achieve its goals for expansion and growth.

Contact: Iris D. Daniels, Director of Investor Relations, IMPATH Inc. (212) 698-0300

                                (Tables Follow)

                         IMPATH Inc. and Subsidiaries
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                    THREE MONTHS ENDED SEPTEMBER 30,
                                               -------------------------------------------
                                                       1998                  1997*
Revenues:                                      --------------------  ---------------------

Net diagnostic and prognostic services                  $14,884,957           $10,041,385
Contract laboratory services                                350,523                54,415
                                                        -----------           -----------
    Total revenues                                       15,235,480            10,095,800

Operating expenses:

   Salaries and related costs                             5,719,199             4,372,607
   Selling, general and administrative                    6,795,240             4,343,413
   One time charges related to pooling                      750,000                     -
                                                        -----------           -----------
      Total operating expenses                           13,264,439             8,716,020

Income from operations                                    1,971,041             1,379,780
Other income, net                                           931,269               190,461
                                                        -----------           -----------

Income before income tax expense                          2,902,310             1,570,241
Income tax expense                                          681,314               729,966
                                                        -----------           -----------
Net income                                              $ 2,220,996           $   840,275
Net income and pro forma net income per share:
          Basic                                         $      0.26           $      0.13
                                                        -----------           -----------
          Diluted                                       $      0.25           $      0.13
                                                        -----------           -----------
Weighted average common and common
     equivalent shares outstanding:
          Basic                                           8,477,000             6,384,000
                                                        -----------           -----------
          Diluted                                         8,766,000             6,406,000
                                                        -----------           -----------

* Restated in accordance with pooling-of-interests accounting

                         IMPATH INC. AND SUBSIDIARIES
                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (unaudited)

                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                    ----------------------------------------
                                                           1998*                1997*
                                                           -----                -----
Revenues:
  Net diagnostic and prognostic services                 $41,594,327          $28,841,783
  Contract laboratory services                               615,833              110,363
                                                         -----------          -----------
      Total revenues                                      42,210,160           28,952,146

Operating expenses:

  Salaries and related costs                              16,928,271           12,471,324
  Selling, general and administrative                     18,667,848           12,857,813
  One time charges relating to pooling                       750,000                    -
                                                         -----------          -----------
      Total operating expenses                            36,346,119           25,329,137

Income from operations                                     5,864,041            3,623,009

Other income, net                                          2,057,145              581,703
                                                         -----------          -----------

Income before income tax expense                           7,921,186            4,204,712
Income tax expense                                         2,677,366            1,858,574
                                                         -----------          -----------

Net income                                               $ 5,243,820          $ 2,346,138
                                                         ===========          ===========

Net income and pro forma net income per share
         Basic                                           $      0.67          $      0.37
                                                         -----------          -----------
         Diluted                                         $      0.64          $      0.37
                                                         -----------          -----------
Weighted average common and common
    equivalent shares outstanding
         Basic                                             7,841,000            6,330,000
                                                         -----------          -----------
         Diluted                                           8,213,000            6,385,000
                                                         -----------          -----------

* Restated in accordance with pooling-of-interests accounting

                         IMPATH INC. AND SUBSIDIARIES
                    CONDENSED CONSOLIDATED BALANCE SHEETS*

                                                        SEPTEMBER 30,         DECEMBER 31,
                                                            1998                 1997
                                                         (Unaudited)           (Audited)
                                                        -------------         ------------
ASSETS

  Total current assets                                   $ 95,725,785          $27,708,419

  Fixed assets, less accumulated depreciation
      and amortization                                     18,288,378           10,623,004

  Other assets                                             11,871,124            8,618,958
                                                         ------------          -----------

      Total assets                                       $125,885,287          $46,950,381
                                                         ============          ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

  Total current liabilities                              $  7,543,753          $ 6,910,888

  Capital lease obligations, net of current portion         3,173,447            2,451,587

  Loan payable, net of current portion                        528,539              274,000

      Total stockholders' equity                         $114,639,548          $37,313,906
                                                         ------------          -----------
      Total liabilities and stockholders' equity         $125,885,287          $46,950,381
                                                         ============          ===========

* Restated in accordance with pooling-of-interests accounting